                                                                   (Exhibit 11)

                       INTERNATIONAL PAPER COMPANY
               STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)
                  (In millions, except per share amounts)


                                                                              THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                                   JUNE 30,                   JUNE 30,
                                                                           ------------------------    ----------------------
                                                                               1997          1996         1997         1996
                                                                           ----------     ---------    ----------    --------
Net earnings (loss)........................................                $    (419)     $      99    $    (385)    $    197
Reduction in minority interest expense, net of taxes,
  assuming conversion of preferred securities of
  subsidiary...............................................                     *             *              *          *
                                                                           ----------     ----------   ---------     --------
Primary and fully diluted net earnings (loss).............                 $     (419)    $       99   $    (385)    $    197
                                                                           ----------     ----------   ---------     --------
                                                                           ----------     ----------   ---------     --------

Earnings (loss) per common share...........................                $    (1.39)    $     0.33   $   (1.28)    $   0.69
                                                                           ----------     ----------   ---------     --------
                                                                           ----------     ----------   ---------     --------
Primary earnings (loss) per share..........................                $    (1.39)    $     0.33   $   (1.28)    $   0.69
                                                                           ----------     ----------   ---------     --------
                                                                           ----------     ----------   ---------     --------
Fully diluted earnings (loss) per share....................                $    (1.38)    $     0.33   $   (1.27)    $   0.69
                                                                           ----------     ----------   ---------     --------
                                                                           ----------     ----------   ---------     --------

PRIMARY SHARES
Average shares outstanding.................................                     301.1          299.1       300.9        284.0
Shares assumed to be repurchased using long-term incentive
  plan deferred compensation at average market price                             (0.7)          (0.7)       (0.7)        (0.7)
Shares assumed to be issued upon exercise of stock options,
  net of treasury buyback at average market price                                 1.7            1.2         1.5          1.2
                                                                           ----------     ----------   ---------     --------
Primary shares                                                                  302.1          299.6       301.7        284.5
                                                                           ----------     ----------   ---------     --------
                                                                           ----------     ----------   ---------     --------
FULLY DILUTED SHARES
Average shares outstanding.................................                     301.1          299.1       300.9        284.0
Shares assumed to be repurchased using long-term incentive
  plan deferred compensation at period-end market price (if
  higher than average market price)                                             (0.7)           (0.7)       (0.7)        (0.7)
Shares assumed to be issued upon exercise of stock options,
  net of treasury buyback at period-end market price (if
  higher than average market price)                                              2.5             1.2         2.6          1.2
Shares assumed to be issued upon conversion of preferred
  securities of subsidiary                                                      *                *           *            *
                                                                           ----------     ----------   ---------     --------
Fully diluted shares                                                            302.9          299.6       302.8        284.5
                                                                           ----------     ----------   ---------     --------
                                                                           ----------     ----------   ---------     --------

Note: The Company reports earnings per common share as the effect of dilutive securities is less than 3%.
  *   The preferred securities of subsidiary were anti-dilutive for this period.


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